UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 10, 2018
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2018, the shareholders of the Company approved the Ford Motor Company 2018 Long-Term Incentive Plan.  The terms of the plan, a copy of which is filed as Appendix I to the Company's Definitive Proxy Statement dated March 29, 2018, and the description of the plan contained in Proposal 4 of the proxy statement, are incorporated herein by reference in their entirety.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2018, our Annual Meeting of Shareholders was held. The matters voted upon and the results of the vote were as follows:

Proposal One: Election of Directors.

Nominee	For	Against	Abstain	Broker Non-Votes
Stephen G. Butler	4,575,588,602	119,082,031	21,221,467	1,341,686,915
Kimberly A. Casiano	4,577,418,015	117,514,062	20,960,023	1,341,686,915
Anthony F. Earley, Jr.	4,261,352,312	433,977,401	20,562,387	1,341,686,915
Edsel B. Ford II	4,413,644,798	289,781,746	12,465,556	1,341,686,915
William Clay Ford, Jr.	4,604,302,846	99,487,659	12,101,595	1,341,686,915
James P. Hackett	4,642,861,486	53,942,597	19,088,017	1,341,686,915
William W. Helman IV	4,627,416,209	65,230,140	23,245,751	1,341,686,915
William E. Kennard	4,608,991,959	84,921,350	21,978,791	1,341,686,915
John C. Lechleiter	4,265,082,764	429,337,622	21,471,714	1,341,686,915
Ellen R. Marram	4,199,414,926	495,811,997	20,665,177	1,341,686,915
John L. Thornton	4,222,480,803	471,964,472	21,446,825	1,341,686,915
John B. Veihmeyer	4,642,044,031	52,046,554	21,801,515	1,341,686,915
Lynn M. Vojvodich	4,629,211,422	64,373,671	22,307,007	1,341,686,915
John S. Weinberg	4,627,513,240	65,112,290	23,266,570	1,341,686,915

Proposal Two: Ratification of the Selection of the Independent Registered Public Accounting Firm. A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to audit the books of account and other corporate records of the Company for 2018 was adopted with the votes shown:

For	Against	Abstained	Broker Non-Votes
5,907,947,925	121,913,782	27,717,308	0

Proposal Three: Relating to an Advisory Vote by Shareholders to Approve the Compensation of the Named Executives. A proposal relating to a shareholder advisory vote to approve the compensation of the Named Executives was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
4,506,116,534	181,245,385	28,530,181	1,341,686,915

Proposal Four: Relating to Approval of the Company's 2018 Long-Term Incentive Plan. A proposal relating to the approval of the Company's 2018 Long-Term Incentive Plan was approved with the votes shown:

For	Against	Abstained	Broker Non-Votes
3,234,360,908	1,456,296,694	25,234,498	1,341,686,915

Proposal Five: Relating to Consideration of a Recapitalization Plan to Provide that All of the Company's Outstanding Stock Have One Vote Per Share. A proposal relating to consideration of a recapitalization plan to provide that all of the Company's outstanding stock have one vote per share was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
1,690,908,647	2,995,478,211	29,505,242	1,341,686,915

Proposal Six: Relating to Disclosure of the Company’s Lobbying Activities and Expenditures. A proposal relating to disclosure of the Company’s lobbying activities and expenditures was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
776,432,017	3,859,780,618	79,679,465	1,341,686,915

Proposal Seven: Relating to a Report on CAFE Standards. A proposal relating to a report on CAFE standards was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
599,215,369	4,070,438,333	46,238,398	1,341,686,915

Proposal Eight: Relating to Disclosure of the Company’s Political Activities and Expenditures. A proposal relating to disclosure of the Company’s political activities and expenditures was rejected with the votes shown:

For	Against	Abstained	Broker Non-Votes
807,399,832	3,828,313,846	80,178,422	1,341,686,915

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: May 15, 2018	By:	/s/ Jerome F. Zaremba
Jerome F. Zaremba
Assistant Secretary